UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

_____________________

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014

WL ROSS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-36477	46-5188282
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1166 Avenue of the Americas
New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 826-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2014, the Board of Directors (the “Board”) of WL Ross Holding Corp. (the “Company”) elected Robert S. Miller, Chairman of American International Group. Inc., to serve as a director of the Company, effective immediately. As of the date of this report, the Board has not determined which committees of the Board Mr. Miller will be assigned to.

Mr. Miller will participate in the director compensation arrangements generally applicable to all of the Company’s directors. Under the terms of those arrangements as currently in effect, Mr. Miller will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as attending board meetings, identifying potential target businesses and performing due diligence on suitable business combinations. As of the date of this report, additional director compensation arrangements for Mr. Miller have not been determined.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
99.1	Press Release, dated July 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WL Ross Holding Corp.

Date: July 23, 2014	By:	/s/ Stephen J. Toy
	Name:	Stephen J. Toy
	Title:	Director and President

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release, dated July 8, 2014.